Exhibit 10.2
INVESTMENT MANAGEMENT TRUST AGREEMENT
     THIS INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) is made as of __________________, 2007 by and between Ideation Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).
     WHEREAS, the Company’s Registration Statement on Form S-1, No. 333-_________ (the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Effective Date”);
     WHEREAS, Lazard Capital Markets LLC (the “Representative”) is acting as the representative of the underwriters in the IPO;
     WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, the Company shall deliver or cause to be delivered to the Trustee an amount equal to the sum of (i) $75,945,000 of the net proceeds of the IPO, including $2,400,000 in deferred underwriting compensation (or $87,465,000 of the net proceeds, including $2,760,000 in deferred underwriting compensation, if the over-allotment option is exercised in full) and (ii) $2,400,000 million of the proceeds from the Company’s issuance and sale in a private placement of 2,400,000 warrants (as described in the Registration Statement), for a total of $78,345,000 (or $89,865,000 if the underwriters’ over-allotment option is exercised in full), to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $0.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property are referred to herein as the “Public Stockholders,” and the Public Stockholders are referred to together with the Company as the “Beneficiaries;”
     WHEREAS, a portion of the Property equal to $2,400,000 (or $2,760,000 if the underwriters’ over-allotment option is exercised in full) is attributable to deferred underwriting commissions which the Representative has agreed to deposit in the Trust Account (as defined below); and
     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.
     IT IS AGREED:
1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:
     (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in segregated trust accounts (the “Trust Account”) established by the Trustee at a branch of JPMorgan Chase Bank, N.A. and at a brokerage institution selected by the Trustee;
     (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

     (c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less, or in money market funds selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act, as determined by the Company;
     (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;
     (e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;
     (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns relating to income from the Property in the Trust Account or otherwise;
     (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representative in writing to do so;
     (h) Render to the Company and to such other person as the Company may instruct monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and
     (i) Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer, Chairman of the Board, Treasurer, Secretary or other authorized officer and affirmed by counsel for the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 24-month anniversary of the effective date of the Registration Statement (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record on the Last Date. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.
2. Limited Distributions of Income from Trust Account.
     (a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount requested by the Company to cover any income or other tax obligation owed by the Company;
     (b) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company the amount requested by the Company to cover expenses related to investigating and selecting a target business and other working capital requirements; provided, however, that the aggregate amount of all such distributions, net of taxes payable, shall not exceed $1,700,000; and

     (c) The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from income collected on the Property. Except as provided in Section 2(a) and 2(b), no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.
3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:
     (a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s President, Chairman of the Board, Treasurer, Secretary or other authorized officer. In addition, except with respect to its duties under Sections 1(i), 2(a) and 2(b), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;
     (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel at its own expense;
     (c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 2 as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from accumulated income at the time the disbursements are made to the Company pursuant to Section 2. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections); and

     (d) In connection with any vote of the Company’s stockholders regarding an Initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation), provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Initial Business Combination.
     (e) Upon request, provide the Representative with a copy of any Termination Letters and/or other correspondence relating to any proposed withdrawal from the Trust Account and a copy of any monthly written statements rendered by the Trustee pursuant to Section 1(h) hereof.
4. Limitations of Liability. The Trustee shall have no responsibility or liability to:
     (a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;
     (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;
     (c) Change the investment of any Property, other than in compliance with Section 1(c);
     (d) Refund any depreciation in principal of any Property;
     (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;
     (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

     (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;
     (h) File income tax or information returns with the U.S. Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property;
     (i) Pay any taxes on behalf of the Trust Account (it being expressly understood that, as set forth in Section 2(a), if there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse to the Company funds out of the Property in the Trust Account in an amount specified by the Company as necessary to pay its income tax liability); and
     (j) Compute, confirm or otherwise verify amounts requested by the Company pursuant to Sections 1(i), 2(a) and 2(b) above.
5. Termination. This Agreement shall terminate as follows:
     (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or
     (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).
6. Miscellaneous.
     (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit E. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

     (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.
     (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representative. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.
     (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.
     (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:
if to the Trustee, to:
Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Frank Di Paolo and Steven Nelson
Fax: (212) 616-7620
if to the Company, to:
Ideation Acquisition Corp.
100 North Crescent Drive
Beverly Hills, California 90201
Attn: Robert N. Fried
Fax:
in either case with a copy to:
Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
Attn: Robert Berger
Fax: (212) 641-2636

     (f) This Agreement may not be assigned by the Trustee without the prior consent of the Company and the Representative.
     (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.
     (h) The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any part of the Property under any circumstance.
     (i) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.
     (j) Each of the Company and the Trustee hereby acknowledge that the Representative is a third party beneficiary of this Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee
By:
Name:
Title:

IDEATION ACQUISITION CORP.
By:
	Name:	Robert N. Fried
	Title:	Chief Executive Officer

EXHIBIT A
[Letterhead of Company]
[insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor New York, New York 10004
Attn: Steven Nelson, President

Re: Trust Account No. [______________] Termination Letter
Gentlemen:
     Pursuant to Section 1(i) of the Investment Management Trust Agreement between Ideation Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ______________, 2007 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with ______________ (the “Target Business” [or, the “Target Businesses”]) to consummate a business combination with Target Business [or, Target Businesses] (an “Initial Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Initial Business Combination (the “Consummation Date”).
     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.
     On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Initial Business Combination has been consummated and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of ______________, which verifies the vote of the Company’s stockholders in connection with the Business Combination and (b) written instructions with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

     In the event that the Initial Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then, upon written instruction of the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours, IDEATION ACQUISITION CORP.
By:
	Name:	Robert N. Fried
	Title:	Chief Executive Officer

cc: Lazard Capital Markets LLC

EXHIBIT B
[Letterhead of Company]
[insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Steven G. Nelson, President
Re: Trust Account No. [_________] Termination Letter
Gentlemen:
     Pursuant to Section 1(i) of the Investment Management Trust Agreement between Ideation Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ______________, 2007 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect an Initial Business Combination within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO.
     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. You will notify the Company and ______________ (the “Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

Very truly yours, IDEATION ACQUISITION CORP.
By:
	Name:	Robert N. Fried
	Title:	Chief Executive Officer

cc: Lazard Capital Markets LLC

EXHIBIT C
[Letterhead of Company]
[insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Steven G. Nelson, President
Re: Trust Account No. [_________] — Distribution of Income on Property
Gentlemen:
     Pursuant to Section 2(a) of the Investment Management Trust Agreement between Ideation Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ______________, 2007 (the “Trust Agreement”), this is to advise you that the Company hereby requests that you deliver to the Company $______________ of the income earned on the Property as of the date hereof. The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:
[WIRE INSTRUCTION INFORMATION]

Very truly yours, IDEATION ACQUISITION CORP.
By:
	Name:	Robert N. Fried
	Title:	Chief Executive Officer

cc: Lazard Capital Markets LLC

EXHIBIT D
[Letterhead of Company]
[insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Steven G. Nelson, President
Re: Trust Account No. [_________] — Distribution of Income on Property
Gentlemen:
     Pursuant to Section 2(b) of the Investment Management Trust Agreement between Ideation Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ______________, 2007 (the “Trust Agreement”), this is to advise you that the Company hereby requests that you deliver to the Company $______________ of the income earned on the Property as of the date hereof. The Company needs such funds to cover its expenses relating to investigating and selecting a target business and other working capital requirements. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:
[WIRE INSTRUCTION INFORMATION]

Very truly yours, IDEATION ACQUISITION CORP.
By:
	Name:	Robert N. Fried
	Title:	Chief Executive Officer

cc: Lazard Capital Markets LLC

EXHIBIT E
AUTHORIZED INDIVIDUAL(S) AND TELEPHONE NUMBERS
AUTHORIZED FOR TELEPHONE CALL BACK

COMPANY:	Ideation Acquisition Corp.
100 North Crescent Drive
Beverly Hills, California 90210
Attn: Robert N. Fried, President and Chief Executive Officer
Telephone: (310) 694-8150
Cell phone:
E-mail address:

TRUSTEE:	Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Steven Nelson and Frank Di Paolo
Telephone: (212) 509-4000

SCHEDULE A
Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement between Ideation Acquisition Corp. and Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000

Transaction processing fee for disbursements to Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$250

Agreed:
Dated: ___, 2007
IDEATION ACQUISITION CORP.
By:
Authorized Officer

Continental Stock Transfer & Trust Co.
By:
Authorized Officer